UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2010, PPL Corporation (“PPL” or the “Company”) announced that it had appointed Vincent Sorgi, age 38, to the position of Vice President and Controller of the Company, effective March 29, 2010.  In that position, Mr. Sorgi will report to Paul A. Farr, the Company’s Executive Vice President and Chief Financial Officer.  Mr. Sorgi also has been appointed Vice President and Controller of the Company’s subsidiaries, PPL Electric Utilities Corporation and PPL Energy Supply, LLC, effective March 29, 2010, and will be deemed the principal accounting officer of those entities at the same time that he is deemed the principal accounting officer of PPL.  Mr. Sorgi will replace J. Matt Simmons, Jr. who has served as the Company’s Vice President and Controller since January 2006 and who has also been serving as the Company’s Vice President-Risk Management and Chief Risk Officer since September 2009 and will continue to serve in that position.

Mr. Sorgi joined PPL in 2006 as financial director of PPL Generation, a subsidiary of the Company, and in 2007 was named controller of the Company’s Supply segment which is primarily composed of PPL’s electricity generation and energy marketing businesses.  Prior to joining PPL, Mr. Sorgi was employed by Public Service Enterprise Group, Inc. in New Jersey as director of business operations for PSEG Fossil from 2004 to 2006, as corporate and international controller for PSEG Global from 1999 to 2004, as Director of Accounting Services for PSEG Energy Holdings from 1998 to 1999 and as principal accountant for PSEG from 1997 to 1998.  Prior to that, Mr. Sorgi was employed as an auditor with Deloitte & Touche from 1993 to 1997, where his primary focus was the energy industry.

In his new position with the Company, Mr. Sorgi will receive an annual base salary of $230,260 and be eligible to receive an annual cash incentive pursuant to PPL Corporation's Short-term Incentive Plan targeted at 40% of his base salary, payable within the range of 50% and 200% of base salary based upon the Company’s achievement of goals specified by the Compensation, Governance and Nominating Committee (“CGNC”) of the Company’s Board of Directors.  In addition, Mr. Sorgi will receive long-term equity compensation under PPL Corporation’s Incentive Compensation Plan equal to 105% of his annual base salary at target, allocated (i) 42% to a restricted stock unit award with a three-year restriction period, based on the achievement of sustained financial and operational results, to be determined by averaging the most recent three years’ annual performance measures used to determine the annual short-term incentive cash awards established and measured by the CGNC, (ii) 21% to a performance unit award with a three-year cumulative performance period, and (iii) 42% to a stock option award.  Mr. Sorgi’s performance unit and stock option awards for 2010 will be pro rated based on the date of his appointment as Vice President and Controller, and he will receive his first restricted unit award in his new position in January 2011 when the CGNC makes annual awards for all Company executives.

In addition, Mr. Sorgi will be entitled to enter into a severance agreement with the Company providing for two years of base salary and annual cash incentive awards in the event Mr. Sorgi’s employment is terminated in connection with a “change of control” of the Company.  Mr. Sorgi will also be eligible to participate in the Company’s Supplemental Executive Retirement Plan and PPL Officer’s Deferred Compensation Plan, in addition to certain other benefit plans as are available generally to employees of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

On March 26, 2010, PPL issued a press release announcing the appointment of Vincent Sorgi as Vice President and Controller of the Company.  A copy of the press release is furnished as Exhibit 99.1 hereto.

(d)	Exhibits

	99.1 -	Press Release, dated March 26, 2010, announcing appointment of Vincent Sorgi as Vice President and Controller of PPL Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel
James E. Abel Treasurer

Dated:  March 30, 2010